UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2016
(August 1, 2016)

LinnCo, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No. 1 to Current Report on Form 8-K (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by LinnCo, LLC (the “Company” or “LinnCo”) on August 5, 2016 (“Original Report”). As previously reported, on August 1, 2016, LinnCo completed its offer to exchange each outstanding unit of Linn Energy, LLC (“LINN Energy”) for one LinnCo share (the “Exchange Offer”) upon the terms and conditions of the Prospectus/Offer to Exchange dated April 26, 2016, and the accompanying Amended and Restated Letter of Transmittal.
The Company is filing this Amendment No. 1 to include the audited and unaudited financial statements and information required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b). No other amendments to the Original Report are being made by this Amendment No. 1.
Item 9.01    Financial Statements and Exhibits.
(a)  Financial Statements of Business Acquired.
The unaudited financial statements of LINN Energy as of June 30, 2016, and for the three months and six months ended June 30, 2016 and 2015, and the notes thereto, are incorporated herein by reference to Part I, Item 1. of LINN Energy’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 4, 2016.
The audited financial statements of LINN Energy as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the notes thereto, are incorporated herein by reference to Part II, Item 8. of LINN Energy’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 15, 2016.
(b)  Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information relating to the Exchange Offer is attached as Exhibit 99.1 to this Amendment No .1 and is incorporated herein by reference.
(d)  Exhibits.

Exhibit Number	Description
Exhibit 23.1	Consent of KPMG LLP, independent registered public accounting firm for Linn Energy, LLC.
Exhibit 99.1	The unaudited pro forma condensed combined financial statements, and the notes thereto, of LinnCo as of and for the six months ended June 30, 2016, and for the year ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC
(Registrant)

Date: September 15, 2016	/s/ David B. Rottino
David B. Rottino
Executive Vice President and Chief Financial Officer